Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
RECOVERY ENERGY, INC.
a Nevada corporation

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Pursuant to Section 78.390 of the Nevada Revised Statutes

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Recovery Energy, Inc., a Nevada corporation, (the “Corporation”), DOES HEREBY CERTIFY that:

1. The Corporation filed its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada on October 17, 2011.

2. This Certificate of Amendment to the Amended and Restated Articles of Incorporation of Recovery Energy, Inc. has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

3. Article I of the Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Lilis Energy, Inc.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be executed by its duly authorized officer as of the 15th day of November, 2013.

Recovery Energy, Inc. a Nevada corporation

By:	/s/ A. Bradley Gabbard
Name: A. Bradley Gabbard
Title: Chief Financial Officer and Chief Operating Officer